For period ending   September 30, 2001

File number 811-4587
Exhibit 77Q-1
ARTICLES OF AMENDMENT
OF
RESTATEMENT OF ARTICLES OF INCORPORATION
OF
PAINEWEBBER FINANCIAL SERVICES GROWTH FUND INC.


	PaineWebber Financial Services Growth Fund Inc., a Maryland Corporation, having its principal office in Baltimore, Maryland
(the "Corporation"), desiring to change its name to Brinson
Financial Services Growth Fund Inc., hereby certifies to the State Department of Assessments and Taxation of Maryland that:


FIRST:
	Article SECOND of the Restatement of Articles of Incorporation of the Corporation is amended by striking "PaineWebber Financial
Services Growth Fund Inc." and substituting therefor "Brinson
Financial Services Growth Fund Inc."


SECOND:
	This amendment was approved by the Board of Directors on May 9, 2001, and is to become effective June 4, 2001.



IN WITNESS WHEREOF, PaineWebber Financial Services Growth Fund Inc., has caused these presents to be signed in its name on its behalf by its Vice President and Secretary and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 10th day of May, 2001.
PaineWebber Financial Services Growth Fund Inc.

By:	/s/ Amy R. Doberman
Amy R. Doberman
Vice President and Secretary
Attest:

/s/ Keith A. Weller
Keith A. Weller
Assistant Secretary


THE UNDERSIGNED, Vice President and Secretary of PaineWebber Financial Services Growth Fund Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

						/s/ Amy R. Doberman
						Amy R. Doberman
						Vice President and Secretary




For period ending   September 30, 2001

File number 811-4587
Exhibit 77Q-1
ARTICLES SUPPLEMENTARY
TO THE
RESTATEMENT OF ARTICLES OF INCORPORATION
OF
BRINSON FINANCIAL SERVICES GROWTH FUND INC.
Pursuant to Section 2-208 of the Maryland General Corporation Law,
as amended ("Code"), Brinson Financial Services Growth Fund Inc., a Maryland corporation ("Corporation"), adopts the following Articles Supplementary to the Corporation's Restatement of Articles of Incorporation, effective on the later of November 5, 2001 or the date accepted for record by the Department of Assessments and
Taxation.
FIRST: That the Board of Directors of the Corporation, by action on September 20, 2001, has re-classified into sub-classes the seventy-five million (75,000,0000) shares of capital stock, $0.01 par value per share ("Shares") that are classified as Class B Common
Stock.
As so re-classified, the Corporation's Shares of Class B Common
Stock shall be comprised of twenty million (20,000,000) Shares of Sub-Class B-1 Common Stock, twenty million (20,000,000) Shares of Sub-Class B-2 Common Stock, twenty million (20,000,000) Shares of Sub-Class B-3 Common Stock and fifteen million (15,000,000) Shares of Sub-Class B-4 Common Stock.
SECOND:  Section 5.8 of Article FIFTH of the Corporation's
Restatement of Articles of Incorporation is amended by striking the first two sentences thereof and substituting the following:
Seventy-five million (75,000,000) Shares of the Corporation are designated Class A Common Stock; seventy-five million (75,000,000)
Shares of the Corporation are designated Class B Common Stock and consist of twenty million (20,000,000) Shares of Sub-Class B-1
Common Stock, twenty million (20,000,000) Shares of Sub-Class B-2
Common Stock, twenty million (20,000,000 Shares of Sub-Class B-3
Common Stock and fifteen million (15,000,000 Shares of Sub-Class
B-4 Common Stock); seventy-five million (75,000,000) Shares of the Corporation are designated Class C Common Stock; and seventy-five million (75,000,000) Shares of the Corporation are designated Class
Y Common Stock. The Class A Common Stock, Class B Common Stock (consisting of the Sub-Class B-1 Common Stock, Sub-Class B-2 Common Stock, Sub-Class B-3 Common Stock and Sub-Class B-4 Common Stock),
Class C Common Stock and Class Y Common Stock of each Series represent interests in the same investment portfolio.
THIRD:  Section 5.8 of Article FIFTH is further amended by
striking subparagraphs (a) through (h) of section 5.8(3) and substituting the following:
(a)	Each Share of the Sub-Class B-1 Common Stock, other than a Share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-1 Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A Common Stock, at the relative net asset value of such Class at the time of the
calculation of the net asset value of such Class of Shares on the date that is the first Business Day (as defined in such Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Shares of the Sub-Class B-1 Common Stock occurs (which, for the purpose of calculating the holding period required for conversion, shall mean
(i) the date on which the issuance of such Sub-Class B-1 Shares occurred or (ii) for Sub-Class B-1 Shares obtained through an exchange, the date on which the issuance of the Sub-Class B-1 Shares of an eligible Brinson fund occurred, if such Shares were exchanged directly or through a series of exchanges for the Corporation's Sub-Class B-1 Shares (the "Sub-Class B-1 Conversion Date")).
(b)	Each Share of the Sub-Class B-2 Common Stock, other than a Share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-2 Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A Common Stock, at the relative net asset value of each such Class at the time of the calculation of the net asset value of such Class of Shares on the date that is the first Business Day (as defined in such Series' prospectus and/or statement of additional information) of the month in which the fourth anniversary of the issuance of such Shares of the Sub-Class B-2 Common Stock occurs (which, for the purpose of calculating the holding period required for conversion, shall mean
(i) the date on which the issuance of such Sub-Class B-2 Shares occurred or (ii) for Sub-Class B-2 Shares obtained through an exchange, the date on which the issuance of the Sub-Class B-2 Shares of an eligible Brinson fund occurred, if such Shares were exchanged directly or through a series of exchanges for the Corporation's Sub-Class B-2 Shares (the "Class B-2 Conversion Date")).
(c)	Each Share of the Sub-Class B-3 Common Stock, other than a Share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-3 Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A Common Stock, at the relative net asset value of each such Class at the time of the calculation of the net asset value of such Class of Shares on the date that is the first Business Day (as defined in such Series' prospectus and/or statement of additional information) of the month in which the third anniversary of the issuance of such Shares of the Sub-Class B-3 Common Stock occurs (which, for the purpose of calculating the holding period required for conversion, shall mean
(i) the date on which the issuance of such Sub-Class B-3 Shares occurred or (ii) for Sub-Class B-3 Shares obtained through an exchange, the date on which the issuance of the Sub-Class B-3 Shares of an eligible Brinson fund occurred, if such Shares were exchanged directly or through a series of exchanges for the Corporation's Sub-Class B-3 Shares (the "Class B-3 Conversion Date")).
(d)	Each Share of the Sub-Class B-4 Common Stock, other than a Share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-4 Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A Common Stock, at the relative net asset value of each such Class at the time of the calculation of the net asset value of such Class of Shares on the date that is the first Business Day (as defined in such Series' prospectus and/or statement of additional information) of the month in which the second anniversary of the issuance of such Shares of the Sub-Class B-4 Common Stock occurs (which, for the purpose of calculating the holding period required for conversion, shall mean
(i) the date on which the issuance of such Sub-Class B-4 Shares occurred or (ii) for Sub-Class B-4 Shares obtained through an exchange, the date on which the issuance of the Sub-Class B-4 Shares of an eligible Brinson fund occurred, if such Shares were exchanged directly, or through a series of exchanges for the Corporation's Sub-Class B-4 Shares (the "Class B-4 Conversion Date")).
(e)	For purposes of the foregoing, the term "eligible Brinson fund"
means any and all mutual funds for which Brinson Advisors, Inc. or an affiliate of Brinson Advisors, Inc. serves as investment adviser, investment manager or principal underwriter and that offer shares that (i) have a contingent deferred sales charge imposed upon certain redemptions of such shares and (ii) are exchangeable with the Corporation's Shares of Sub-Class B-1, Sub-Class B-2, Sub-Class
B-3 or Sub-Class B-4 Common Stock.
(f)	Each Share of Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 or Sub-
Class B-4 Common Stock (which may be referred to collectively as
"Shares of Class B Common Stock) purchased through the reinvestment of a dividend or a distribution with respect to the corresponding Sub-Class of Class B Common Stock and the dividends and distributions on such Shares shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof.  On any Class B-1 Conversion Date, Class
B-2 Conversion Date, Class B-3 Conversion Date or Class B-4
Conversion Date (each hereinafter referred to as a "Conversion
Date"), a number of the Shares held in the sub-account of the holder of record of the corresponding Sub-Class of Class B Common Stock being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the
Class A Common Stock.  The number of Shares of the applicable Sub-
Class of Class B Common Stock in the holder's sub-account so converted shall bear the same relation to the total number of Shares maintained in that sub-account on the Conversion Date as the number of Shares of the corresponding Sub-Class of Class B Common Stock of the holder converted on the Conversion Date bears to the total number of Shares of that Sub-Class of Class B Common Stock of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class
B Common Stock.
(g)	The number of Shares of the Class A Common Stock into which
Shares of Class B Common Stock are converted pursuant to Paragraphs
(3)(a), (3(b), 3(c), 3(d) and (3)(f) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per Share of the Class A Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.
(h)	On the Conversion Date, the Shares of Class B Common Stock
converted into Shares of Class A Common Stock will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).
(i)	The Board of Directors shall have full power and authority to adopt such other terms and conditions concerning the conversion of Shares of the Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 and Sub-
Class B-4 Common Stock to Shares of Class A Common Stock as they deem appropriate; provided such terms and conditions are not inconsistent with the terms contained in this Section 5.8 and subject to any restrictions or requirements under the Investment
Company Act of 1940, as amended, and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or any conditions or limitations contained in an order issued by the Securities and Exchange Commission as applicable to the Corporation.
FOURTH:  The Board of Directors has reclassified its Class B Common
Stock into Shares of Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 and Sub-Class B-4 Common Stock under the authority contained in Article
FIFTH of the Corporation's Restatement of Articles of Incorporation, as currently in effect. The total number of shares of capital stock that the Corporation has authority to issue remains unchanged
FIFTH: The Corporation is registered with the U.S. Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.
IN WITNESS WHEREOF, the undersigned Vice President and Secretary of Brinson Financial Services Growth Fund Inc. hereby executes these Articles Supplementary on behalf of the Corporation, acknowledges these Articles Supplementary to be the act of the Corporation and further states under the penalties of perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated:  October 19, 2001

By:
	/s/ Amy R. Dobermam
	Amy R. Doberman
	Vice President and
Secretary

Attest:
	/s/ Cristina Paradiso

	Cristina Paradiso
	Assistant Secretary





For period ending   September 30, 2001

File number 811-4587
Exhibit 77Q-1
AMENDMENT TO RESTATED BY-LAWS
PAINEWEBBER FINANCIAL SERVICES GROWTH FUND INC.
CERTIFICATE OF VICE PRESIDENT AND SECRETARY

	I, Amy R. Doberman, Vice President and Secretary of Brinson Financial Services Growth Fund Inc. ("Fund"), hereby certify that, at duly convened meetings of the Board of Directors of the Fund held on May 9, 2001 and September 20, 2001, the Directors adopted the following resolutions:
RESOLVED that the Restated By-Laws dated May 13, 1998 be, and they hereby are amended to change the name of the Fund from "PaineWebber Financial Services Growth Fund Inc. to "Brinson Financial Services Growth Fund Inc.

The Article I, Section 1.01 of the Restated By-Laws is hereby amended to read as follows:

"The name of the Corporation is Brinson Financial Services
Growth Fund Inc."

RESOLVED, that the Restated By-Laws dated May 13, 1998 be, and they hereby are, amended by adding a new Article III, Section 3.16 to read as follows:

 "Retirement:  Each Director who has attained the age of seventy-two
(72) years shall retire from service as a Director on the later of
(a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Director may retire at any time as provided for in the governing instrument of the Fund."

Dated: October 30, 2001
			By: 	/s/ Amy R. Doberman
							Name:  Amy R. Doberman
							Title:    Vice President and Secretary


New York, New York (ss)

On this 30th day of October, 2001, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


					/s/ Evelyn DeSimone
								Notary Public